EXHIBIT 99.1

Consent of Supervisory Board Nominee

Pursuant to Rule 438 promulgated under the Securities Act of 1933, as amended, I hereby consent to be named in the Registration Statement on Form F-1 (the “Registration Statement”) of Autolus Therapeutics Limited, and any amendments or supplements thereto, including the prospectus contained therein, as an individual to become a member of the supervisory board of Autolus Therapeutics Limited, to all references to me in connection therewith and to the filing or attachment of this consent as an exhibit to such Registration Statement and any amendment or supplement thereto.

/s/ Linda Bain
Name: Linda Bain